UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-12

FNB Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication was distributed to employees of FNB Corporation on September 20, 2007, in connection with FNB Corporation’s proposed merger of equals with Virginia Financial Group, Inc.

September 19, 2007

Dear FNB Employees,

Last week, a letter was mailed to FNB shareholders that many of you may have received by virtue of your Employee Stock Ownership Plan or other shares owned. That letter contained some allegations that we believe were either false or misleading. Those allegations will be dealt with in due course but, in the meantime, I wanted to assure you that the overwhelming majority of your board and all of management have determined in good faith that the proposed merger of equals with Virginia Financial Group, Inc., is in the best interests of FNB and is beneficial for our shareholders, our customers, our employees, and our communities. To substantiate this, I direct your attention to the “Highlights of the Merger” section of the “Communication to Shareholders” that is posted to the “Merger Information” section of our Intranet.

The chair of the committee opposing the merger who signed the letter is a former FNB employee. The organizers include a current FNB board member who is the former chairman of that board, and a second FNB board member who is the former chairman of its executive committee. I do not understand why they are so aggressively opposing the merger when, in the board’s and management’s opinion, the financial prospects and business opportunities for the combined company support the decision to merge.

Nine FNB directors voted in favor of the merger based on information gathered and reviewed during a deliberative process. The two board members mentioned above were involved in that process.

The First National Bank board passed a resolution, by a vote of 12 to 1, supporting the action of the corporate board to approve the merger and recommend its approval by FNB shareholders.

In other words, many highly qualified individuals have analyzed the transaction and voted to merge together two of the premier banking organizations in Virginia. In addition, they support having the merged bank headquartered in Christiansburg along with the operations center.

The committee opposing the merger would have shareholders believe that I pursued this transaction due to personal interest, and that the merger will be detrimental to FNB. Those assertions are not accurate. While I strongly support the merger, your board has been engaged in the consideration of strategic alternatives including remaining independent and a possible merger with VFG since the fourth quarter of 2006, and no member of management or member of the board voting in favor of the merger has acted for his or her own benefit in the process. The two board members mentioned above know that to be the case and should know better than to misstate the facts.

If you have any questions or concerns, feel free to talk with me about them. I respect every one of you and want to make sure you hear the truth. I plan to vote in favor of this merger. After carefully reviewing the proxy statement that will be forthcoming, I hope you will do the same.

“You’re the reason I came to work today.”

Sincerely,

William P. Heath, Jr.
President and CEO

FNB Corporation
105 Arbor Drive
Christiansburg, VA 24073
(540) 382-6041 – Office
(540) 381-6768 – Facsimile
bheath@fnbonline.com

Additional Information about the Merger and Where to Find It

This communication is being made in respect to the proposed merger of FNB Corporation (FNB) and Virginia Financial Group, Inc. (VFG). In connection with the proposed merger, VFG plans to file with the Securities and Exchange Commission (the SEC) a registration statement on Form S-4 to register the shares of VFG common stock to be issued to the shareholders of FNB in the transaction. The registration statement will include a joint proxy statement/prospectus which will be mailed to the shareholders of FNB and VFG seeking their approval of the merger. In addition, each of FNB and VFG may file other relevant documents concerning the proposed merger with the SEC.

INVESTORS AND SECURITY HOLDERS OF FNB AND VFG ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FNB, VFG AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when available) through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus (when available) also may be obtained by directing a request by telephone or mail to FNB Corporation, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068, Attention: Investor Relations (telephone: (540) 382-6042) or Virginia Financial Group, Inc., 1807 Seminole Trail, Suite 104, Charlottesville, Virginia 22901, Attention: Investor Relations (telephone: (434) 964-2217) or by accessing FNB’s website at http://www.fnbonline.com under “Investor Relations/SEC Filings” or VFG’s website at http://www.vfgi.net under “SEC Filings and Other Documents.”

FNB and VFG and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of FNB and/or VFG in connection with the merger. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2007 annual meeting of shareholders filed with the SEC on March 30, 2007. Information about the directors and executive officers of VFG is set forth in the proxy statement for VFG’s 2007 annual meeting of shareholders filed with the SEC on March 28, 2007. Additional information regarding these participants in the proxy solicitation and their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

The information on FNB’s and VFG’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into the filings either company makes with the SEC.

Statements made in this communication, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this communication and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger or regarding future results or expectations. FNB intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. FNB’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the businesses of FNB and/or VFG may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by FNB and VFG with the SEC. FNB undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.